Exhibit 99.1

China Education International Announces New Business Focus

New York City, New York -(03/14/13)- China Education International, Inc. (OTC: CEII) (the "Company"), which manages the operation of private schools and educational organizations within China, today announced that management has decided to discontinue its operations in China and change its main focus form Chinese off-line educational market only to the international and U.S. online and off-line educational market starting the fiscal year of 2013.

Since change in the environment of U.S. capital markets, the company has not been able to raise capital to support its Chinese operations and expansions of its managed schools.  In addition, changes in the rules and regulations by the Chinese government make foreign ownership of private schools much more difficult. The current model by using VIE (Variable-Interest Entities) model causes difficult in management and control. Therefore, the Company decided to discontinue its operations in China and move its business focus onto the US market.

Lisa Liu, Chief Executive Officer of China Education International, stated that “management has been reviewing a couple of private online and off-line (OAO Model) education organizations.   With this strategy, the Company expects to seek for qualified US entities that have the similar vision on international education business.  Management believes the company can increase shareholder values with the new business focus for years to come”.

Forward-Looking Statements

This press release contains forward-looking statements, which may be identified by words such as "believes," "expects," "anticipates," "estimates," "projects," "intends," "should," "seeks," "future," "continue," or the negative of such terms, or other comparable terminology. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein. Factors that could cause actual results to differ materially include, but are not limited to: economic and operational risks, changes in anticipated earnings, continuation of current contracts, an increase in student enrollment in our current schools and educational organizations, the addition of new schools and educational organizations, the successful implementation of AEC or other international programs and other factors discussed from time to time in the Company's filings with the Securities and Exchange Commission. The Company expressly disclaims any obligation to publicly update any forward-looking statements contained herein, whether as a result of new information, future events or otherwise, except as required by law.

Contact:

CHINA EDUCATION INTERNATIONAL, INC.
INVESTOR RELATIONS
IR@CHINAEDUCATIONINTL.COM
TELEPHONE: (212) 682-6607